Exhibit 99.1

FOR IMMEDIATE RELEASE

For:	Cathay General Bancorp	Contact: Heng W. Chen
	777 N. Broadway Los Angeles, CA 90012	(626) 279-3652

Cathay General Bancorp Announces Third Quarter 2025 Results

Los Angeles, Calif., October 21, 2025: Cathay General Bancorp (the “Company”, “we”, “us”, or “our”) (Nasdaq: CATY), the holding company for Cathay Bank, today announced its unaudited financial results for the quarter ended September 30, 2025. The Company reported net income of $77.7 million, or $1.13 per diluted share, for the third quarter of 2025.

FINANCIAL PERFORMANCE

	Three months ended
(unaudited)	September 30, 2025	June 30, 2025	September 30, 2024
Net income (in millions)	$77.7	$77.5	$67.5
Basic earnings per common share	$1.13	$1.11	$0.94
Diluted earnings per common share	$1.13	$1.10	$0.94
Return on average assets	1.29%	1.33%	1.15%
Return on average total stockholders' equity	10.60%	10.72%	9.50%
Efficiency ratio	41.84%	45.34%	51.11%

THIRD QUARTER HIGHLIGHTS

●	Net interest margin increased to 3.31% during the third quarter from 3.27% in the second quarter of 2025.
●	Total loans, excluding loans held for sale, increased to $20.10 billion, or 1.6%, from $19.78 billion in the second quarter of 2025.
●	Total deposits increased $514.8 million, or 2.6%, to $20.52 billion in the third quarter of 2025.
●	Provision for credit losses of $28.7 million for the third quarter of 2025, included an additional reserve of $9.1 million for two movie theatre loans and $3.8 million from a change in the CECL model.

“We are pleased by the continued increase in the net interest margin compared to the second quarter of 2025. During the third quarter, we repurchased 1,070,000 common shares at an average cost of $46.81 per share, for a total of $50.1 million.” commented Chang M. Liu, President and Chief Executive Officer of the Company.

INCOME STATEMENT REVIEW

THIRD QUARTER 2025 COMPARED TO THE SECOND QUARTER 2025

Net income for the quarter ended September 30, 2025, was $77.7 million, an increase of $0.2 million, or 0.3%, compared to net income of $77.5 million for the second quarter of 2025. Diluted earnings per share for the third quarter of 2025 was $1.13 per share compared to $1.10 per share for the second quarter of 2025.

Return on average stockholders’ equity was 10.60% and return on average assets was 1.29% for the quarter ended September 30, 2025, compared to a return on average stockholders’ equity of 10.72% and a return on average assets of 1.33% in the second quarter of 2025.

Net interest income before provision for credit losses

Net interest income before provision for credit losses increased $8.4 million, or 4.6%, to $189.6 million during the third quarter of 2025, compared to $181.2 million in the second quarter of 2025. The increase was due primarily to an increase in interest income from loans and securities offset, in part, by an increase in deposit expense.

The net interest margin was 3.31% for the third quarter of 2025 compared to 3.27% for the second quarter of 2025.

For the third quarter of 2025, the yield on average interest-earning assets was 5.84%, the cost of funds on average interest-bearing liabilities was 3.32%, and the cost of average interest-bearing deposits was 3.28%. In comparison, for the second quarter of 2025, the yield on average interest-earning assets was 5.83%, the cost of funds on average interest-bearing liabilities was 3.37%, and the cost of average interest-bearing deposits was 3.35%. The decrease in the cost of funds on average interest-bearing liabilities resulted mainly from lower interest rates on deposits driven by the lower repricing of maturing time deposits in the third quarter. The increase in the yield on average interest-earning assets resulted mainly from higher interest rates on loans. The net interest spread, defined as the difference between the yield on average interest-earning assets and the cost of funds on average interest-bearing liabilities, was 2.52% for the third quarter of 2025, compared to 2.46% for the second quarter of 2025.

Provision for credit losses

The Company recorded a provision for credit losses of $28.7 million in the third quarter of 2025 compared to $11.2 million in the second quarter of 2025. Provision for credit losses of $28.7 million for the third quarter of 2025 included an additional reserve of $9.1 million for two movie theatre loans and $3.8 million from a change in the CECL model. As of September 30, 2025, the allowance for credit losses increased by $13.1 million to $196.5 million, or 0.98% of gross loans, compared to $183.4 million, or 0.93% of gross loans as of June 30, 2025.

The following table sets forth the charge-offs and recoveries for the periods indicated:

	Three months ended			Nine months ended September 30,
($ In thousands) (Unaudited)	September 30, 2025	June 30, 2025	September 30, 2024	2025	2024

Charge-offs:
Commercial loans	$16,173	$9,117	$2,666	$27,634	$12,862
Real estate loans (1)	314	3,913	1,805	4,227	2,059
Installment and other loans	—	—	7	—	7
Total charge-offs	16,487	13,030	4,478	31,861	14,928
Recoveries:
Commercial loans	547	196	88	1,012	1,026
Construction loans	5	—	187	6	561
Real estate loans (1)	289	93	1	479	1
Total recoveries	841	289	276	1,497	1,588
Net charge-offs	$15,646	$12,741	$4,202	$30,364	$13,340

(1)	Real estate loans include commercial real estate loans, residential mortgage loans and equity lines.

Non-interest income

Non-interest income, which includes revenues from depository service fees, letters of credit commissions, securities gains (losses), wealth management fees, and other sources of fee income, was $21.0 million for the third quarter of 2025, an increase of $5.6 million, or 36.4%, compared to $15.4 million for the second quarter of 2025. The increase was primarily due to an increase of $4.7 million in gain on equity securities and an increase of $1.3 million in wealth management fees, when compared to the second quarter of 2025.

Non-interest expense

Non-interest expense decreased $1.0 million, or 1.2%, to $88.1 million in the third quarter of 2025 compared to $89.1 million in the second quarter of 2025. The decrease in non-interest expense in the third quarter of 2025 was primarily due to a decrease of $1.5 million in professional services expense offset, in part, by an increase of $1.0 million in amortization expense of investments in low-income housing and alternative energy partnerships, when compared to the second quarter of 2025. The efficiency ratio, defined as non-interest expense divided by the sum of net interest income before provision for loan losses plus non-interest income, was 41.84% in the third quarter of 2025 compared to 45.34% for the second quarter of 2025.

Income taxes

The effective tax rate for the third quarter of 2025 was 17.18% compared to 19.56% for the second quarter of 2025. The effective tax rate for the second and third quarter of 2025 includes the impact of low-income housing tax credits.

BALANCE SHEET REVIEW

Gross loans, excluding loans held for sale, were $20.10 billion as of September 30, 2025, an increase of $320.0 million, or 1.62%, from $19.78 billion as of June 30, 2025. The increase was primarily due to an increase of $123.0 million, or 2.2%, in residential mortgage loans, $121.8 million, or 1.2%, in commercial real estate loans, $55.1 million, or 18.3%, in construction loans, and $18.2 million, or 0.6%, in commercial loans.

The loan balances and composition as of September 30, 2025, compared to June 30, 2025, and September 30, 2024, are presented below:

($ In thousands) (Unaudited)	September 30, 2025	June 30, 2025	September 30, 2024

Commercial loans	$3,212,907	$3,194,724	$3,106,994
Construction loans	356,215	301,125	307,057
Commercial real estate loans	10,484,939	10,363,109	9,975,272
Residential mortgage loans	5,815,140	5,692,142	5,750,546
Equity lines	232,254	230,001	226,838
Installment and other loans	3,261	3,601	6,886
Gross loans	$20,104,716	$19,784,702	$19,373,593

Allowance for loan losses	(186,647)	(173,531)	(163,733)
Unamortized deferred loan fees	(14,987)	(13,834)	(10,505)
Total loans held for investment, net	$19,903,082	$19,597,337	$19,199,355

Loans held for sale	$—	$13,338	$5,190

Total deposits were $20.52 billion as of September 30, 2025, an increase of $514.8 million, or 2.6%, from $20.01 billion as of June 30, 2025.

The deposit balances and composition as of September 30, 2025, compared to June 30, 2025, and September 30, 2024, are presented below:

($ In thousands) (Unaudited)	September 30, 2025	June 30, 2025	September 30, 2024

Non-interest-bearing demand deposits	$3,574,567	$3,381,407	$3,253,823
NOW deposits	2,226,182	2,174,108	2,093,861
Money market deposits	3,586,301	3,431,060	3,134,460
Savings deposits	1,424,243	1,317,104	1,215,974
Time deposits	9,709,856	9,702,651	10,245,823
Total deposits	$20,521,149	$20,006,330	$19,943,941

ASSET QUALITY REVIEW

As of September 30, 2025, total non-accrual loans were $165.6 million, a decrease of $8.6 million, or 4.9%, from $174.2 million as of June 30, 2025.

The allowance for loan losses was $186.6 million and the allowance for off-balance sheet unfunded credit commitments was $9.9 million as of September 30, 2025. The allowances represent the amount estimated by management to be appropriate to absorb expected credit losses inherent in the loan portfolio, including unfunded credit commitments. The allowance for loan losses represented 0.93% of period-end gross loans, and 112.61% of non-performing loans as of September 30, 2025. The comparable ratios were 0.88% of period-end gross loans, and 96.12% of non-performing loans as of June 30, 2025.

The changes in non-performing assets and loan modifications to borrowers experiencing financial difficulty as of September 30, 2025, compared to June 30, 2025, and September 30, 2024, are presented below:

($ In thousands) (Unaudited)	September 30, 2025	June 30, 2025	% Change	September 30, 2024	% Change
Non-performing assets
Accruing loans past due 90 days or more	$110	$6,389	(98)	$6,931	(98)

Non-accrual loans:
Construction loans	—	4,230	(100)	—	—
Commercial real estate loans	103,158	93,754	10	87,577	18
Commercial loans	33,690	54,536	(38)	52,074	(35)
Residential mortgage loans	28,784	21,633	33	23,183	24
Total non-accrual loans:	$165,632	$174,153	(5)	$162,834	2
Total non-performing loans	165,742	180,542	(8)	169,765	(2)
Other real estate owned	32,983	18,990	74	18,277	80
Total non-performing assets	$198,725	$199,532	(0)	$188,042	6
Accruing loan modifications to borrowers experiencing financial difficulties	$63,355	$10,485	504	$—	—
Allowance for loan losses	$186,647	$173,531	8	$163,733	14
Total gross loans outstanding, at period-end	$20,104,716	$19,784,702	2	$19,373,593	4

Allowance for loan losses to non-performing loans, at period-end	112.61%	96.12%		96.45%
Allowance for loan losses to gross loans, at period-end	0.93%	0.88%		0.85%

The ratio of non-performing assets to total assets was 0.83% as of September 30, 2025, compared to 0.84% as of June 30, 2025. Total non-performing assets increased $0.8 million, or 0.4%, to $198.7 million as of September 30, 2025, compared to $199.5 million as of June 30, 2025, primarily due to an increase of $14.0 million, or 73.7%, in other real estate owned, offset, in part, by a decrease of $6.3 million, or 98.3%, in accruing loans past due 90 days or more and a decrease of $8.5 million, or 4.9%, in non-accrual loans.

CAPITAL ADEQUACY REVIEW

As of September 30, 2025, the Company’s Tier 1 risk-based capital ratio of 13.15%, total risk-based capital ratio of 14.76%, and Tier 1 leverage capital ratio of 10.88%, calculated under the Basel III capital rules, continue to place the Company in the “well capitalized” category for regulatory purposes, which is defined as institutions with a Tier 1 risk-based capital ratio equal to or greater than 8%, a total risk-based capital ratio equal to or greater than 10%, and a Tier 1 leverage capital ratio equal to or greater than 5%. As of June 30, 2025, the Company’s Tier 1 risk-based capital ratio was 13.35%, total risk-based capital ratio was 14.92%, and Tier 1 leverage capital ratio was 11.09%.

YEAR-TO-DATE REVIEW

Net income for the nine months ending September 30, 2025, was $224.6 million, an increase of $18.8 million, or 9.1%, compared to net income of $205.8 million for the same period a year ago. Diluted earnings per share for the nine months ending September 30, 2025, was $3.21 per share compared to $2.83 per share for the same period a year ago. The net interest margin for the nine months ended September 30, 2025, was 3.28% compared to 3.03% for the same period a year ago.

Return on average stockholders’ equity was 10.39% and return on average assets was 1.28% for the nine months ended September 30, 2025, compared to a return on average stockholders’ equity of 9.84% and a return on average assets of 1.18% for the same period a year ago. The efficiency ratio for the nine months ended September 30, 2025, was 44.18% compared to 53.28% for the same period a year ago.

CONFERENCE CALL

Cathay General Bancorp will host a conference call to discuss its third quarter 2025 financial results this afternoon, Tuesday, October 21, 2025, at 3:00 p.m., Pacific Time. Analysts and investors may dial in and participate in the question-and-answer session. To access the call, please dial 1-833-816-1377 and enter Conference ID 10203604. The presentation accompanying this call and access to the live webcast is available on our site at www.cathaygeneralbancorp.com and a replay of the webcast will be archived for one year within 24 hours after the event.

ABOUT CATHAY GENERAL BANCORP

Cathay General Bancorp is a publicly traded company (Nasdaq: CATY) and is the holding company for Cathay Bank, a California state-chartered bank.  Founded in 1962, Cathay Bank offers a wide range of financial services and currently operate over 60 branches across the United States in California, New York, Washington, Texas, Illinois, Massachusetts, Maryland, Nevada, and New Jersey. Overseas, it has a branch outlet in Hong Kong, and representative offices in Beijing, Shanghai, and Taipei. To learn more about Cathay Bank, please visit www.cathaybank.com. Cathay General Bancorp’s website is at www.cathaygeneralbancorp.com. Information set forth on such websites is not incorporated into this press release.

FORWARD-LOOKING STATEMENTS

Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995 regarding management’s beliefs, projections, and assumptions concerning future results and events. These forward-looking statements may include, but are not limited to, such words as “aims,” “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “predicts,” “potential,” “possible,” “optimistic,” “seeks,” “shall,” “should,” “will,” and variations of these words and similar expressions. Forward-looking statements are based on estimates, beliefs, projections, and assumptions of management and are not guarantees of future performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from local, regional, national and international business, market and economic conditions and events, the potential for new or increased tariffs, trade restrictions or geopolitical tensions that could affect economic activity or specific industry sectors and the impact they may have on us, our customers and our operations, assets and liabilities; possible additional provisions for loan losses and charge-offs; credit risks of lending activities and deterioration in asset or credit quality; extensive laws and regulations and supervision that we are subject to including potential future supervisory action by bank supervisory authorities; increased costs of compliance and other risks associated with changes in regulation; higher capital requirements from the implementation of the Basel III capital standards; compliance with the Bank Secrecy Act and other money laundering statutes and regulations; potential goodwill impairment; liquidity risk; fluctuations in interest rates; risks associated with acquisitions and the expansion of our business into new markets; inflation and deflation; real estate market conditions and the value of real estate collateral; our ability to generate anticipated returns on our investments and financings, including in tax-advantaged projects; environmental liabilities; our ability to compete with larger competitors; our ability to retain key personnel; successful management of reputational risk; natural disasters, public health crises and geopolitical events; general economic or business conditions in Asia, and other regions where Cathay Bank has operations; failures, interruptions, or security breaches of our information systems; our ability to adapt our systems to technological changes; risk management processes and strategies; adverse results in legal proceedings; certain provisions in our charter and bylaws that may affect acquisition of the Company; changes in accounting standards or tax laws and regulations; market disruption and volatility; restrictions on dividends and other distributions by laws and regulations and by our regulators and our capital structure; issuance of preferred stock; successfully raising additional capital, if needed, and the resulting dilution of interests of holders of our common stock; the soundness of other financial institutions; and general competitive, economic political, and market conditions and fluctuations.

These and other factors are further described in Cathay General Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2024 (Item 1A in particular), other reports filed with the Securities and Exchange Commission (“SEC”), and other filings Cathay General Bancorp makes with the SEC from time to time. Actual results in any future period may also vary from the past results discussed in this press release. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we undertake no obligation to update or review any forward-looking statement to reflect circumstances, developments or events occurring after the date on which the statement is made or to reflect the occurrence of unanticipated events.

CATHAY GENERAL BANCORP

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

	Three months ended			Nine months ended September 30,
($ In thousands, except per share data)	September 30, 2025	June 30, 2025	September 30, 2024	2025	2024

Financial performance
Net interest income before provision for credit losses	$189,587	$181,221	$169,155	$547,447	$503,043
Provision for credit losses	28,731	11,200	14,500	55,431	23,000
Net interest income after provision for credit losses	160,856	170,021	154,655	492,016	480,043
Non-interest income	21,021	15,391	20,365	47,616	40,191
Non-interest expense	88,117	89,134	96,867	262,907	289,458
Income before income tax expense	93,760	96,278	78,153	276,725	230,776
Income tax expense	16,109	18,828	10,639	52,118	24,998
Net income	$77,651	$77,450	$67,514	$224,607	$205,778

Net income per common share:
Basic	$1.13	$1.11	$0.94	$3.22	$2.84
Diluted	$1.13	$1.10	$0.94	$3.21	$2.83
Cash dividends paid per common share	$0.34	$0.34	$0.34	$1.02	$1.02

Selected ratios
Return on average assets	1.29%	1.33%	1.15%	1.28%	1.18%
Return on average total stockholders’ equity	10.60%	10.72%	9.50%	10.39%	9.84%
Efficiency ratio	41.84%	45.34%	51.11%	44.18%	53.28%
Dividend payout ratio	29.93%	30.79%	36.04%	31.59%	35.87%

Yield analysis (Fully taxable equivalent)
Total interest-earning assets	5.84%	5.83%	6.10%	5.85%	6.05%
Total interest-bearing liabilities	3.32%	3.37%	3.99%	3.38%	3.95%
Net interest spread	2.52%	2.46%	2.11%	2.47%	2.10%
Net interest margin	3.31%	3.27%	3.04%	3.28%	3.03%

Capital ratios	September 30, 2025	June 30, 2025	September 30, 2024
Tier 1 risk-based capital ratio	13.15%	13.35%	13.32%
Total risk-based capital ratio	14.76%	14.92%	14.87%
Tier 1 leverage capital ratio	10.88%	11.09%	10.82%

CATHAY GENERAL BANCORP

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

($ In thousands, except share and per share data)	September 30, 2025	June 30, 2025	September 30, 2024

Assets
Cash and due from banks	$166,167	$190,011	$182,542
Short-term investments and interest bearing deposits	1,141,886	1,056,964	1,156,223
Securities available-for-sale (amortized cost of $1,728,199 at September 30, 2025, $1,746,703 at June 30, 2025 and $1,602,696 at September 30, 2024)	1,643,450	1,648,433	1,508,356
Loans held for sale	—	13,338	5,190
Loans	20,104,716	19,784,702	19,373,593
Less: Allowance for loan losses	(186,647)	(173,531)	(163,733)
Unamortized deferred loan fees, net	(14,987)	(13,834)	(10,505)
Loans, net	19,903,082	19,597,337	19,199,355
Equity securities	32,111	28,849	35,741
Federal Home Loan Bank stock	17,250	17,250	17,250
Other real estate owned, net	32,983	18,990	18,277
Affordable housing investments and alternative energy partnerships, net	292,672	289,550	280,091
Premises and equipment, net	88,552	89,556	89,158
Customers’ liability on acceptances	7,730	9,622	12,043
Accrued interest receivable	96,055	96,646	95,351
Goodwill	375,696	375,696	375,696
Other intangible assets, net	2,667	2,888	3,590
Right-of-use assets- operating leases	31,086	32,291	30,543
Other assets	244,257	256,426	265,037
Total assets	$24,075,644	$23,723,847	$23,274,443

Liabilities and Stockholders’ Equity
Deposits:
Non-interest-bearing demand deposits	$3,574,567	$3,381,407	$3,253,823
Interest-bearing deposits:
NOW deposits	2,226,182	2,174,108	2,093,861
Money market deposits	3,586,301	3,431,060	3,134,460
Savings deposits	1,424,243	1,317,104	1,215,974
Time deposits	9,709,856	9,702,651	10,245,823
Total deposits	20,521,149	20,006,330	19,943,941

Advances from the Federal Home Loan Bank	190,000	412,000	60,000
Other borrowings for affordable housing investments	17,628	17,652	17,783
Long-term debt	119,136	119,136	119,136
Acceptances outstanding	7,730	9,622	12,043
Lease liabilities - operating leases	33,079	34,304	32,906
Other liabilities	284,646	238,508	258,321
Total liabilities	21,173,368	20,837,552	20,444,130
Stockholders' equity	2,902,276	2,886,295	2,830,313
Total liabilities and equity	$24,075,644	$23,723,847	$23,274,443

Book value per common share	$42.50	$41.62	$39.66
Number of common shares outstanding	68,286,591	69,343,395	71,355,869

CATHAY GENERAL BANCORP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended			Nine months ended September 30,
($ In thousands, except share and per share data)	September 30, 2025	June 30, 2025	September 30, 2024	2025	2024

Interest and Dividend Income
Loan receivable, including loan fees	$308,945	$296,857	$310,311	$899,786	$916,175
Investment securities	12,690	13,666	15,125	38,459	45,720
Federal Home Loan Bank stock	376	373	375	1,128	1,305
Deposits with banks	12,184	12,022	13,680	37,135	41,793
Total interest and dividend income	334,195	322,918	339,491	976,508	1,004,993

Interest Expense
Time deposits	93,087	94,364	119,786	283,517	347,408
Other deposits	46,300	44,370	45,918	133,104	133,218
Advances from Federal Home Loan Bank	3,075	742	1,885	5,721	13,517
Long-term debt	2,043	2,029	2,351	6,092	5,935
Short-term borrowings	103	192	396	627	1,872
Total interest expense	144,608	141,697	170,336	429,061	501,950

Net interest income before provision for credit losses	189,587	181,221	169,155	547,447	503,043
Provision for credit losses	28,731	11,200	14,500	55,431	23,000
Net interest income after provision for credit losses	160,856	170,021	154,655	492,016	480,043

Non-Interest Income
Net gain/(losses) from equity securities	3,263	(1,390)	4,253	(2,318)	(6,204)
Debt securities gains, net	—	—	—	—	1,107
Letters of credit commissions	2,256	2,120	2,081	6,467	5,686
Depository service fees	2,011	1,925	1,572	5,688	4,900
Wealth management fees	6,219	4,936	6,545	17,324	17,861
Other operating income	7,272	7,800	5,914	20,455	16,841
Total non-interest income	21,021	15,391	20,365	47,616	40,191

Non-Interest Expense
Salaries and employee benefits	43,462	43,123	40,859	129,012	124,850
Occupancy expense	6,104	5,950	5,938	17,791	17,557
Computer and equipment expense	5,760	5,160	4,753	16,974	15,212
Professional services expense	7,360	8,888	7,021	23,696	22,225
Data processing service expense	3,991	4,631	4,330	13,028	12,136
FDIC and State assessments	2,783	3,177	3,250	9,359	13,081
Marketing expense	1,494	1,113	1,614	4,485	5,002
Other real estate owned (income)/expense	(1,078)	(377)	596	(1,211)	2,331
Amortization of investments in low income housing and alternative energy partnerships	12,149	11,179	24,077	32,382	61,905
Amortization of core deposit intangibles	229	250	250	729	848
Other operating expense	5,863	6,040	4,179	16,662	14,311
Total non-interest expense	88,117	89,134	96,867	262,907	289,458

Income before income tax expense	93,760	96,278	78,153	276,725	230,776
Income tax expense	16,109	18,828	10,639	52,118	24,998
Net income	$77,651	$77,450	$67,514	$224,607	$205,778
Net income per common share:
Basic	$1.13	$1.11	$0.94	$3.22	$2.84
Diluted	$1.13	$1.10	$0.94	$3.21	$2.83

Cash dividends paid per common share	$0.34	$0.34	$0.34	$1.02	$1.02
Basic average common shares outstanding	68,727,390	69,989,825	71,786,624	69,692,964	72,370,995
Diluted average common shares outstanding	68,990,648	70,188,902	72,032,456	69,946,877	72,607,550

CATHAY GENERAL BANCORP

AVERAGE BALANCES – SELECTED CONSOLIDATED FINANCIAL INFORMATION

(Unaudited)

	Three months ended
($ In thousands)(Unaudited)	September 30, 2025		June 30, 2025		September 30, 2024
Interest-earning assets:	Average Balance	Average Yield/Rate (1)	Average Balance	Average Yield/Rate (1)	Average Balance	Average Yield/Rate (1)
Loans (1)	$19,951,853	6.14%	$19,489,400	6.11%	$19,455,521	6.35%
Taxable investment securities	1,634,248	3.08%	1,622,309	3.38%	1,638,414	3.67%
FHLB stock	17,250	8.65%	17,250	8.65%	17,250	8.65%
Deposits with banks	1,113,274	4.34%	1,102,579	4.37%	1,035,534	5.26%
Total interest-earning assets	$22,716,625	5.84%	$22,231,538	5.83%	$22,146,719	6.10%

Interest-bearing liabilities:
Interest-bearing demand deposits	$2,189,376	1.70%	$2,133,874	1.71%	$2,134,807	2.10%
Money market deposits	3,556,374	3.44%	3,464,685	3.44%	3,073,384	3.75%
Savings deposits	1,419,953	1.72%	1,343,043	1.67%	1,212,870	1.85%
Time deposits	9,698,744	3.81%	9,692,056	3.91%	10,250,601	4.65%
Total interest-bearing deposits	$16,864,447	3.28%	$16,633,658	3.35%	$16,671,662	3.95%
Other borrowed funds	295,892	4.26%	103,059	3.63%	186,838	4.86%
Long-term debt	119,136	6.80%	119,136	6.83%	119,136	7.85%
Total interest-bearing liabilities	17,279,475	3.32%	16,855,853	3.37%	16,977,636	3.99%
Non-interest-bearing demand deposits	3,384,141		3,331,433		3,230,150
Total deposits and other borrowed funds	$20,663,616		$20,187,286		$20,207,786

Total average assets	$23,843,380		$23,349,928		$23,353,025
Total average equity	$2,907,596		$2,898,960		$2,828,379

(1)	Yields and interest earned include net loan fees. Non-accrual loans are included in the average balance.

	Nine months ended
($ In thousands)(Unaudited)	September 30, 2025		September 30, 2024
Interest-earning assets:	Average Balance	Average Yield/Rate (1)	Average Balance	Average Yield/Rate (1)
Loans (1)	$19,593,553	6.14%	$19,464,496	6.29%
Taxable investment securities	1,572,074	3.27%	1,647,968	3.71%
FHLB stock	17,250	8.74%	19,162	9.10%
Deposits with banks	1,139,060	4.36%	1,042,413	5.36%
Total interest-earning assets	$22,321,937	5.85%	$22,174,039	6.05%

Interest-bearing liabilities:
Interest-bearing demand deposits	$2,155,336	1.69%	$2,205,108	2.12%
Money market deposits	3,468,421	3.43%	3,134,940	3.69%
Savings deposits	1,351,352	1.65%	1,099,331	1.42%
Time deposits	9,658,300	3.92%	10,053,062	4.62%
Total interest-bearing deposits	$16,633,409	3.35%	$16,492,441	3.89%

Other borrowed funds	204,953	4.14%	383,563	5.36%
Long-term debt	119,136	6.84%	119,136	6.65%
Total interest-bearing liabilities	16,957,498	3.38%	16,995,140	3.95%
Non-interest-bearing demand deposits	3,340,530		3,271,913
Total deposits and other borrowed funds	$20,298,028		$20,267,053

Total average assets	$23,462,799		$23,380,360
Total average equity	$2,890,581		$2,794,384

(1)	Yields and interest earned include net loan fees. Non-accrual loans are included in the average balance.

CATHAY GENERAL BANCORP

GAAP to NON-GAAP RECONCILIATION

SELECTED CONSOLIDATED FINANCIAL INFORMATION

(Unaudited)

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		As of
($ In thousands) (Unaudited)		September 30, 2025	June 30, 2025	September 30, 2024

Stockholders' equity	(a)	$2,902,276	$2,886,295	$2,830,313
Less: Goodwill		(375,696)	(375,696)	(375,696)
Other intangible assets (1)		(2,667)	(2,888)	(3,590)
Tangible equity	(b)	$2,523,913	$2,507,711	$2,451,027

Total assets	(c)	$24,075,644	$23,723,847	$23,274,443
Less: Goodwill		(375,696)	(375,696)	(375,696)
Other intangible assets (1)		(2,667)	(2,888)	(3,590)
Tangible assets	(d)	$23,697,281	$23,345,263	$22,895,157

Number of common shares outstanding	(e)	68,286,591	69,343,395	71,355,869

Total stockholders' equity to total assets ratio	(a)/(c)	12.05%	12.17%	12.16%
Tangible equity to tangible assets ratio	(b)/(d)	10.65%	10.74%	10.71%
Tangible book value per share	(b)/(e)	$36.96	$36.16	$34.35

		Three Months Ended			Nine months ended
($ In thousands) (Unaudited)		September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

Net Income		$77,651	$77,450	$67,514	$224,607	$205,778
Add: Amortization of other intangibles (1)		249	285	264	816	863
Tax effect of amortization adjustments (2)		(74)	(85)	(78)	(242)	(256)
Tangible net income	(f)	$77,826	$77,650	$67,700	$225,181	$206,385

Return on tangible common equity (3)	(f)/(b)	12.33%	12.39%	11.05%	11.90%	11.23%

(1)	Includes core deposit intangibles and mortgage servicing
(2)	Applied the statutory rate of 29.65%.
(3)	Annualized